As filed with the Securities and Exchange Commission on October 14, 2020.

Registration No. 333- 248797

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEAP THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	27-4412575 (I.R.S. Employer Identification Number)

47 Thorndike Street
Suite B1-1
Cambridge, MA 02141
(617) 714-0360

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Douglas E. Onsi
Chief Executive Officer and President
Leap Therapeutics, Inc.
47 Thorndike Street, Suite B1-1
Cambridge, MA 02141
(617) 714-0360

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Julio E. Vega
Morgan, Lewis & Bockius LLP
One Federal Street
Boston, MA 02110
(617) 951-8000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to Form S-3 (this “Amendment”) is being filed to amend the Registration Statement on Form S-3 (File No. 333-248797) originally filed by Leap Therapeutics, Inc. on September 14, 2020 (the “Registration Statement”). The sole purpose of this Amendment is to include Exhibit 4.20, the Form of Indenture, on the Exhibit Index hereto. Accordingly, this Amendment consists only of the facing page, this Explanatory Note, the Exhibit Index to the Registration Statement, the signature pages and Exhibit 4.20 filed herewith. This Amendment does not modify any provision of the prospectus contained in Part I of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Document
1.1*	Form of Underwriting Agreement.
4.1	Fourth Amended and Restated Certificate of Incorporation of Leap Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K as filed on September 10, 2020).
4.2	Certificate of Designation of Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.3	Certificate of Designation of Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.4	Certificate of Elimination of the Series A Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed on September 10, 2020).
4.5	Certificate of Elimination of the Series B Mandatorily Convertible Cumulative Non-Voting Perpetual Preferred Stock of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K as filed on September 10, 2020).
4.6	Certificate of Designation of Special Voting Stock of Leap Therapeutics, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.7	Amended and Restated By-laws of Leap Therapeutics, Inc. (incorporated by reference to Exhibit 3.4 to the Company’s registration statement on Form S-4 as filed on September 26, 2016 and attached as Annex D to the prospectus which forms part of such registration statement).
4.8	Form of Warrant, dated as of November 14, 2017 by and among Leap Therapeutics, Inc. and the Holders identified on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed on November 17, 2017).
4.9	Form of Warrant, dated as of February 5, 2019 by and between Leap Therapeutics, Inc. and each of the purchasers in the registrant’s 2019 Public Offering (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed on February 1, 2019).
4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.11	Form of Series A Coverage Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.12	Form of Series B Coverage Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.13	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed on June 18, 2020).

Exhibit Number	Document
4.14	Registration Rights Agreement dated as of January 23, 2017, by and among Leap and certain stockholders (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K as filed on January 26, 2017).
4.15	Registration Rights Agreement dated as of January 3, 2020, by and between the Company and the persons listed on the attached Schedule A thereto (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.16	Registration Rights Agreement dated as of January 3, 2020, by and between the Company and the persons listed on the attached Schedule A thereto (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K as filed on January 7, 2020).
4.17	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Company’s registration statement on Form S-4 as filed on November 16, 2016).
4.18*	Form of Preferred Stock Certificate.
4.19*	Form of Certificate of Designation of Preferred Stock.
4.20	Form of Indenture, between the Company and one or more trustees to be named (filed herewith).
4.21*	Form of Warrant Agreement.
4.22*	Form of Warrant Certificate.
4.23*	Form of Debt Security.
4.24*	Form of Rights Certificate.
4.25*	Form of Unit Agreement.
4.26*	Form of Unit Certificate.
5.1***	Opinion of Morgan, Lewis & Bockius LLP.
23.1***	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2***	Consent of Morgan, Lewis & Bockius LLP (included in its Opinion filed as Exhibit 5.1).
24.1***	Powers of Attorney.
25.1**	Statement of Eligibility of Trustee on Form T-1 under Trust Indenture Act of 1939.

*	To be filed by amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

***	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on October 14, 2020.

LEAP THERAPEUTICS, INC.

By:	/s/ Douglas E. Onsi
Douglas E. Onsi
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas E. Onsi Douglas E. Onsi	Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	October 14, 2020

* Monica Bertagnolli, M.D.	Director	October 14, 2020

* James Cavanaugh, Ph.D.	Director	October 14, 2020

* Thomas Dietz, Ph.D.	Director	October 14, 2020

* William Li, M.D.	Director	October 14, 2020

* Joseph Loscalzo, M.D., Ph.D.	Director	October 14, 2020

* Nissim Mashiach	Director	October 14, 2020

* Christopher K. Mirabelli, Ph.D.	Director	October 14, 2020

*By:	/s/ Douglas E. Onsi
Douglas E. Onsi, Attorney-In-Fact